THE ASSOCIATES
NEWS
FOR IMMEDIATE RELEASE

THE ASSOCIATES ACHIEVES RECORD 1999 RESULTS

     DALLAS, Jan. 27, 2000 - Associates First Capital Corporation (NYSE:AFS) achieved record earnings for the fourth quarter and full year 1999, driven by record growth in earning assets, according to Keith W. Hughes, chairman and chief executive officer. Earnings per share grew 20 percent to $0.56, up from $0.47 for the same quarter in the prior year. Full-year earnings per share increased 17 percent over 1998 to $2.04. The company's full-year net income of $1.49 billion marked its 25th consecutive year of increased earnings. The Associates reported strong receivables growth for the year across all of its lines of business.

     "We start 2000 at The Associates with pride in our past achievements and a commitment to take full advantage of the opportunities ahead," said Hughes.

     Key financial highlights for the 1999 fourth quarter and full year include:
          * Fourth quarter net earnings reached $409 million, an increase of $77 million, or 23 percent over the fourth quarter of 1998.
          * 1999 net earnings were $1.49 billion, an increase of $267 million, or 22 percent over 1998.
          * Earnings per share (diluted) for the quarter were $0.56, compared with $0.47 in the year-earlier period, and reached $2.04 for the year, a 17 percent increase over last year's $1.75.
          * Managed receivables at year end totalled $84 billion, an 18 percent increase over 1998. Total managed assets reached
     $95 billion.

     "Growth in 1999 was strong, particularly in the second half during which we initiated the repositioning of our business units to focus our resources on high growth and return markets. Customer focus and a performance-driven culture continue to be the hallmarks of the company that will guide us into the future," said Hughes.
- more -
The Associates Achieves Record 1999 Results
Jan. 27, 2000
Page 2

     The Associates also announced today its intention to discontinue the loan origination operations of its Associates Housing Finance (AHF) unit as a result of its disappointing operating performance. AHF originates and services loans for manufactured homes. In connection with the discontinuation of its manufactured housing finance and wholesale activities, the company will take a special pre-tax charge against first quarter 2000 earnings of approximately $110 million. This charge covers exit costs, including severance, noncancellable obligations and related costs. It also includes a provision for increased losses expected on the disposition of repossessions and fair-value adjustments of related assets.

Business Unit Performance
-------------------------
     Commercial Operations - Strong growth in the company's core commercial businesses in 1999 resulted in continued market leadership in the heavy-duty truck and trailer market and the construction equipment market. This month, the company announced it has reorganized its Transportation Finance Operations into two divisions to focus on origination and servicing. This new structure - branch and centralized operations - provides a strong focus on both delivery channels, while creating a more simplified systems infrastructure for an e-commerce future.

     Credit Card Operations - The Associates produced solid receivables growth in its Credit Card Operations in 1999. During the year, the company added to its existing oil card partnerships and, as a result, now has relationships with 11 million oil card
consumers - 40 percent more than in 1998.   The Associates
expanded its retail credit card business by adding relationships with Gateway Computers and National Tire & Battery. Late in 1999, The Associates announced an agreement with KeyCorp, which continues the company's strategy to grow its bank card business through agent bank relationships. Credit Card Operations continues to focus on initiatives to expand electronic communications and refine targeted marketing.
- more -

The Associates Achieves Record 1999 Results
Jan. 27, 2000
Page 3

     International Operations - The company had another strong growth year in its International Operations in 1999 led by its core markets in Japan, the United Kingdom and Canada. Expansion into several new countries positions the company for future international growth through its over 1,300 branches.

     U.S. Consumer and Home Equity Operations - During the year, The Associates realigned its consumer operations into separate Home Equity and U.S. Consumer Operations to take advantage of the company's strengths in each market and to allow these units to focus their sales efforts on the most profitable products. While The Associates remains committed to the full-service branch system, it believes it now is better positioned to capitalize fully on all its sales capabilities.

     Associates First Capital Corporation, established in 1918, is a leading diversified finance company providing consumer and commercial finance, leasing, insurance and related services worldwide. The Associates, headquartered in Dallas, has operations in the United States and 14 international markets.

     For more information, visit The Associates Web site at www.theassociates.com.

     This news release contains certain forward-looking
statements.  The factors which may cause future results to differ materially from expectations are discussed in the Form 10-K for the year ended Dec. 31, 1998, filed with the Securities and
Exchange Commission.
# # #

Contact information
News media:              (972) 652-4522
Securities Analysts:     (972) 652-7294
                    investor_relations@afcc.com
Shareholders:            1-888-NYSE-AFS

THE ASSOCIATES
FINANCIAL HIGHLIGHTS


                                            Three Months Ended or at
($ millions - except earnings per share)    12/31/99    12/31/98   %Change
--------------------------------------------------------------------------
Net earnings
     Amount                               $    408.7  $    332.0     23
     Return on average equity                  16.97 %     17.64 %
     Return on average adjusted equity         18.83       19.85
     Return on average assets                   1.93        1.83
     Return on average managed assets           1.76        1.71
Net earnings per diluted share            $     0.56  $     0.47     20


Key Data (Managed)
Total revenue                             $  3,508.0  $  2,784.6     26
Net interest margin (% avg. mgd. recs.)         9.26 %      9.06 %
Efficiency ratio                                43.7        44.3
Credit quality
     60+days contractual delinquency            2.77 %      2.57 %
     Credit loss ratio (% avg. mgd. recs.)      2.97        2.65


                                            Twelve Months Ended or at
($ millions - except earnings per share)    12/31/99    12/31/98   %Change
--------------------------------------------------------------------------
Net earnings
     Amount                               $  1,490.4  $  1,223.5     22
     Return on average equity                  16.28 %     17.94 %
     Return on average adjusted equity         18.03       20.30
     Return on average assets                   1.78        1.90
     Return on average managed assets           1.66        1.78
Net earnings per diluted share            $     2.04  $     1.75    17

Managed receivables                       $ 84,414.7  $ 71,364.3     18
Total managed assets                      $ 95,088.0  $ 80,878.3     18

Key Data (Managed)
Total revenue                             $ 13,251.0  $ 10,029.5     32
Net interest margin (% avg. mgd. recs.)         9.13 %      8.91 %
Efficiency ratio                                45.6        43.7
Credit quality
     60+days contractual delinquency            2.77 %      2.57 %
     Credit loss ratio (% avg. mgd. recs.)      2.80        2.43


Balance Sheet Information
Stockholders' equity                      $  9,800.5  $  8,526.5     15
Allowance for losses                      $  2,174.4  $  1,978.7
    % of net receivables                        3.16 %      3.25 %
    Multiple to net losses  (1)                 1.50 x      1.74 x


(1) The multiple to net losses is calculated as a ratio of the allowance for losses to related annualized or trailing net credit losses on receivables owned at the end of the period.

THE ASSOCIATES
QUARTERLY FINANCIAL SUPPLEMENT

Pro Forma Managed Basis Income Statement and Key Data - Page 1



                                              Three Months Ended or at
($ millions)                              12/31/99    09/30/99   12/31/98
                                          --------    --------   --------
Revenue
     Finance charges                    $  3,035.2 $   2,897.3 $  2,503.5
     Insurance premiums                      270.2       268.7      145.0
     Investment and other income             202.6       144.2      136.1
                                          --------    --------   --------
                                           3,508.0     3,310.2    2,784.6
Expenses
     Interest expense                      1,116.1     1,074.8      925.6
     Operating expenses                      994.4       948.9      801.4
     Provision for losses                    634.3       556.6      481.9
     Insurance benefits paid
      or provided                            116.8       111.3       50.6
                                          --------    --------   --------
                                           2,861.6     2,691.6    2,259.5
                                          --------    --------   --------
Earnings before provision
 for income taxes                            646.4       618.6      525.1
Provision for income taxes                   237.7       231.8      193.1
                                          --------    --------   --------
Net earnings                            $    408.7 $     386.8 $    332.0
                                          ========    ========   ========
Net earnings per diluted
 share (whole $)                        $     0.56 $      0.53 $     0.47
Equivalent shares for
 diluted EPS calculation (000's)           729,711     731,586    708,240

Key Data ($ millions)
Net interest margin (% avg. mgd. recs.)       9.26 %      9.13 %     9.06 %
Efficiency ratio  (managed)                   43.7        44.7       44.3
Net credit losses
 (as a % of avg. mgd. recs.)                  2.97        2.73       2.65
Delinquency ratio (% of mgd. gross recs.)     2.77        2.81       2.57

Managed Receivables
     End of period                      $ 84,414.7 $  81,706.5 $ 71,364.3
     Average                              82,862.9    79,868.2   69,687.6
Managed Assets
     End of period                        95,088.0    92,342.4   80,878.3
     Average                              93,055.7    90,393.6   77,613.4


                                                 Change from Prior Year
($ millions)                                         Amount     Percent
                                                 -----------    --------
Revenue
     Finance charges                              $    531.7        21.2 %
     Insurance premiums                                125.2        86.3
     Investment and other income                        66.5        48.9
                                                       -----
                                                       723.4        26.0

Expenses
     Interest expense                                  190.5        20.6
     Operating expenses                                193.0        24.1
     Provision for losses                              152.4        31.6
     Insurance benefits paid or provided                66.2         N/M
                                                       -----
                                                       602.1        26.6
                                                       -----
Earnings before provision for income taxes             121.3        23.1
Provision for income taxes                              44.6        23.1
                                                       -----
Net earnings                                      $     76.7        23.1 %
                                                       =====

Net earnings per diluted share (whole $)          $     0.09        19.5 %
Equivalent shares for diluted EPS
 calculation (000's)                                  21,471

Key Data ($ millions)

Managed Receivables
     End of period                                $ 13,050.4        18.3 %
     Average                                        13,175.3        18.9
Managed Assets
     End of period                                  14,209.7        17.6
     Average                                        15,442.3        19.9

THE ASSOCIATES
QUARTERLY FINANCIAL SUPPLEMENT - Page 2

Managed Receivables ($ millions)

Outstanding at End of Period (1)     12/31/99   09/30/99    12/31/98
                                     --------   ---------   --------
                                                         <C
     Home equity                   $ 27,480.3 $  26,457.9 $ 22,622.3
     Personal loans / retail
      sales finance                  16,012.4    15,498.6   11,459.2
     Truck and truck trailer         13,130.3    12,870.9   10,783.6
     Credit card                     11,733.6    11,112.0   10,296.8
     Equipment                        6,977.3     6,863.6    6,114.0
     Manufactured housing             5,494.8     5,500.4    5,193.5
     Fleet leasing                    2,070.1     2,050.9    1,589.7
     Recreational vehicles               -          -        2,036.9
     Warehouse and other              1,515.9     1,352.2    1,268.3
                                     --------   ---------   --------
      Total                        $ 84,414.7 $  81,706.5 $ 71,364.3

      Total on-going operations(2) $ 78,919.9 $  76,206.1 $ 64,133.9
                                ========   =========   ========

Average Outstanding (1)              12/31/99   09/30/99    12/31/98
                                     --------   ---------   --------
     Home equity                   $ 26,990.7 $  25,681.8 $ 22,397.3
     Personal loans / retail
      sales finance                  15,649.3    15,102.5   11,172.0
     Truck and truck trailer         13,026.9    12,519.8   10,617.8
     Credit card                     11,336.2    10,882.5    9,832.7
     Equipment                        6,870.2     6,751.5    5,895.8
     Manufactured housing             5,506.1     5,560.9    5,016.4
     Fleet leasing                    2,057.9     2,011.5    1,588.8
     Recreational vehicles               -          -        2,020.5
     Warehouse and other              1,425.6     1,357.7    1,146.3
                                     --------   ---------   --------
      Total                        $ 82,862.9 $  79,868.2 $ 69,687.6

      Total on-going operations(2) $ 77,356.8 $  74,307.3 $ 62,650.7
                                     ========   =========   ========

(1)  Includes servicing portfolio and receivables held for securitization.

(2)  Excludes manufactured housing and recreational vehicles.


Managed Receivables ($ millions)
                                     Change from Prior Year
Outstanding at End of Period (1)      Amount     Percent
                                      -------    ----------
     Home equity                   $  4,858.0        21.5 %
     Personal loans / retail
      sales finance                   4,553.2        39.7
     Truck and truck trailer          2,346.7        21.8
     Credit card                      1,436.8        14.0
     Equipment                          863.3        14.1
     Manufactured housing               301.3         5.8
     Fleet leasing                      480.4        30.2
     Recreational vehicles           (2,036.9)        N/M
     Warehouse and other                247.6        19.5
                                     --------
      Total                        $ 13,050.4        18.3 %

      Total on-going operations(2) $ 14,786.0        23.1 %
                                     ========   =========

                                     Change from Prior Year
Average Outstanding (1)               Amount     Percent
                                      -------    ----------
     Home equity                   $  4,593.4        20.5 %
     Personal loans / retail
      sales finance                   4,477.3        40.1
     Truck and truck trailer          2,409.1        22.7
     Credit card                      1,503.5        15.3
     Equipment                          974.4        16.5
     Manufactured housing               489.7         9.8
     Fleet leasing                      469.1        29.5
     Recreational vehicles           (2,020.5)        N/M
     Warehouse and other                279.3        24.4
                                     --------
      Total                        $ 13,175.3        18.9 %

      Total on-going operations(2) $ 14,706.1        23.5 %
                                     ========   =========

(1)  Includes servicing portfolio and receivables held for securitization.

(2)  Excludes manufactured housing and recreational vehicles.


THE ASSOCIATES
QUARTERLY FINANCIAL SUPPLEMENT - Page 3

Credit Quality

60+Days Contractual Delinquency               Three Months Ended or at
(as a % of Mgd. Gross Receivables)         12/31/99   09/30/99   12/31/98
                                           --------   --------   --------
     Home equity                              3.29%      3.10%       2.74%
     Personal loans / retail sales
      finance                                 3.84        3.91       3.74
     Truck and truck trailer                  1.48        1.50       1.22
     Credit card                              4.17        4.45       4.73
     Equipment                                0.89        1.24       0.84
     Manufactured housing                     1.66        1.77       2.31
     Fleet leasing                            0.39        0.75       1.09
     Recreational vehicles                       -           -       0.07
       Total  (managed)                       2.77 %      2.81 %     2.57 %
       Total on-going operations (managed)(2) 2.85 %      2.88 %     2.67%

Net Credit Losses (as a % of Avg. Mgd. Receivables)


     Home equity                              1.49 %      1.44 %     1.19 %
     Personal loans / retail sales
      finance                                 6.06        5.35       6.05
     Truck and truck trailer                  0.81        0.64       0.59
     Credit card                              6.66        6.83       7.52
     Equipment                                0.75        0.37       0.12
     Manufactured housing                     3.45        2.80       1.56
     Fleet leasing                            0.06        0.03       0.05
     Recreational vehicles                       -           -       0.21
       Total (managed)                        2.97 %      2.73 %     2.65 %
       Total on-going operations (managed)(2) 2.93 %      2.73 %     2.81 %


Loss Coverage (on-balance sheet)
     Allowance for losses               $  2,174.4 $   2,170.9 $  1,978.7
         % of net finance receivables         3.16 %      3.20 %     3.25 %
         Multiple to net losses  (1)          1.50 x      1.63 x     1.74 x

(1) The multiple to net losses is calculated as a ratio of the allowance for losses to related annualized or trailing net credit losses on receivables owned at the end of the period.

(2) Excludes manufactured housing and recreational vehicles.

THE ASSOCIATES
QUARTERLY FINANCIAL SUPPLEMENT - Page 4

Income Statement and Balance Sheet Items
                                          Three Months Ended or at
Income Statement ($ millions)         12/31/99   09/30/99   12/31/98
                                      --------   --------   --------
Revenue
     Finance charges              $    2,318.8 $  2,241.6 $  2,053.0
     Servicing related income            364.6      386.1      211.8
     Insurance premiums                  270.2      268.7      145.0
     Investment and other income         202.6      144.2      136.1
                                      --------   --------   --------
                                       3,156.2    3,040.6    2,545.9
Expenses
     Interest expense                    988.7      992.5      846.6
     Operating expenses                  994.4      948.9      801.4
     Provision for losses                409.9      369.3      322.2
     Insurance benefits
      paid or provided                   116.8      111.3       50.6
                                      --------   --------   --------
                                       2,509.8    2,422.0    2,020.8
                                      --------   --------   --------
Earnings before taxes                    646.4      618.6      525.1
Provision for income taxes               237.7      231.8      193.1
                                      --------   --------   --------
Net earnings                      $      408.7 $    386.8 $    332.0
                                      ========   ========   ========
Net earnings per diluted
 share (whole $)                  $       0.56 $     0.53 $     0.47
Equivalent shares for diluted
 EPS calculation (000's)               729,711    731,586    708,240

Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                $   25,015.0 $ 26,334.0 $ 22,458.2
       Personal loans / retail
        sales finance                 16,012.4   15,498.6   11,459.2
       Truck and truck trailer        13,130.3   12,870.9   10,783.6
       Credit card                     2,247.1    2,263.2    3,138.1
       Equipment                       6,977.3    6,863.6    6,114.0
       Manufactured housing            1,849.0      683.7    3,648.2
       Fleet leasing                   2,070.1    2,050.9    1,589.7
       Recreational vehicles             -           -         479.7
       Warehouse and other             1,515.9    1,352.2    1,268.3
                                      --------   --------   --------
          Total                   $   68,817.1 $ 67,917.1 $ 60,939.0
                                      ========   ========   ========
    Average                       $   69,131.3 $ 66,133.2 $ 60,191.3

Total Assets
     End of period                $   82,956.8 $ 84,958.8 $ 75,175.4
     Average                          84,515.9   84,658.8   72,490.2
Debt                                  68,657.4   70,434.7   63,306.5
Stockholders' Equity
     End of period                $    9,800.5 $  9,471.9 $  8,526.5
     Per share (whole $)                 13.46      13.01      11.72
     Average                           9,632.7    9,280.3    7,525.2


                                       Change from Prior Year
Income Statement ($ millions)           Amount      Percent
                                      ---------     -------
Revenue
     Finance charges               $      265.8       12.9%
     Servicing related income             152.8       72.1
     Insurance premiums                   125.2       86.3
     Investment and other income           66.5       48.9
                                      ---------
                                          610.3       24.0

Expenses
     Interest expense                     142.1       16.8
     Operating expenses                   193.0       24.1
     Provision for losses                  87.7       27.2
     Insurance benefits paid
      or provided                          66.2        N/M
                                      ---------
                                          489.0       24.2
                                      ---------
Earnings before taxes                     121.3       23.1
Provision for income taxes                 44.6       23.1
                                      ---------
Net earnings                       $       76.7       23.1 %
                                      =========

Net earnings per diluted
 share (whole $)                   $       0.09       19.5 %
Equivalent shares for diluted
 EPS calculation (000's)                 21,471

Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                 $    2,556.8       11.4 %
       Personal loans / retail
        sales finance                   4,553.2       39.7
       Truck and truck trailer          2,346.7       21.8
       Credit card                       (891.0)     (28.4)
       Equipment                          863.3       14.1
       Manufactured housing            (1,799.2)     (49.3)
       Fleet leasing                      480.4       30.2
       Recreational vehicles             (479.7)       N/M
       Warehouse and other                247.6       19.5
                                      ---------
          Total                    $    7,878.1       12.9 %
                                      =========
    Average                        $    8,940.0       14.9 %

Total Assets
     End of period                 $    7,781.4       10.4 %
     Average                           12,025.7       16.6

Debt                                    5,350.9        8.5


THE ASSOCIATES
1998 - 1999 QUARTERLY FINANCIAL HIGHLIGHTS

                                                                  1998
                                                       Three Months Ended or at                Full
($ millions - except earnings per share)       3/31        6/30        9/30       12/31        Year
                                            ---------  ----------  ----------  ----------  ----------
Net earnings
     Amount                               $     281.0 $     292.9 $     317.6 $     332.0 $   1,223.5
     Return on average equity                   17.61 %     17.82 %     18.68 %     17.64 %     17.94 %
     Return on average adjusted equity          20.17       20.16       20.94       19.85       20.30
     Return on average assets                    1.91        1.94        1.97        1.83        1.90
     Return on average managed assets            1.82        1.77        1.84        1.71        1.78
Net earnings per diluted share  (1)       $      0.40 $      0.42 $      0.46 $      0.47 $      1.75

Managed receivables                       $  61,048.8 $  64,311.8 $  66,153.4 $  71,364.3 $  71,364.3
Total managed assets                      $  63,564.0 $  68,132.1 $  70,649.8 $  80,878.3 $  80,878.3

Key Data (Managed)

Total revenue                             $   2,288.3 $   2,432.2 $   2,524.4 $   2,784.6 $  10,029.5
Net interest margin (% avg. mgd. recs.)          8.83 %      8.92 %      8.90 %      9.06 %      8.91 %
Efficiency ratio                                 43.1        43.4        43.9        44.3        43.7
Credit quality
     60+days contractual delinquency             2.18 %      2.29 %      2.39 %      2.57 %      2.57 %
     Credit loss ratio (% avg. mgd. recs.)       2.31        2.37        2.38        2.65        2.43

Balance Sheet Information
Stockholders' equity                      $   6,503.4 $   6,680.0 $   6,967.1 $   8,526.5 $   8,526.5
Allowance for losses                          2,014.9     1,848.7     1,865.0     1,978.7     1,978.7
    % of net receivables                         3.50 %      3.32 %      3.24 %      3.25 %      3.25 %
    Multiple to net losses  (2)                  1.56 x      1.51 x      1.70 x      1.74 x      1.74 x

(1) Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.
(2) The multiple to net losses is calculated as a ratio of the allowance for losses to related annualized or trailing net credit losses on receivables owned at the end of the period.

                                                                1999
                                                      Three Months Ended or at                   Full
($ millions - except earnings per share)         3/31        6/30        9/30       12/31        Year
                                            ---------  ----------  ----------  ----------  ----------
Net earnings
     Amount                               $     336.8 $     358.1 $     386.8 $     408.7 $   1,490.4
     Return on average equity                   15.47 %     15.91 %     16.67 %     16.97 %     16.28 %
     Return on average adjusted equity          17.20       17.56       18.44       18.83       18.03
     Return on average assets                    1.65        1.72        1.83        1.93        1.78
     Return on average managed assets            1.56        1.62        1.71        1.76        1.66
Net earnings per diluted share  (1)       $      0.46 $      0.49 $      0.53 $      0.56 $      2.04

Managed receivables                       $  76,612.5 $  78,530.0 $  81,706.5 $  84,414.7 $  84,414.7
Total managed assets                      $  86,805.4 $  91,331.3 $  92,342.4 $  95,088.0 $  95,088.0

Key Data (Managed)
Total revenue                             $   3,185.5 $   3,247.3 $   3,310.2 $   3,508.0 $  13,251.0
Net interest margin (% avg. mgd. recs.)          9.02 %      9.14 %      9.13 %      9.26 %      9.13 %
Efficiency ratio                                 47.8        46.4        44.7        43.7        45.6
Credit quality
     60+days contractual delinquency             2.70 %      2.68 %      2.81 %      2.77 %      2.77 %
     Credit loss ratio (% avg. mgd. recs.)       2.72        2.78        2.73        2.97        2.80

Balance Sheet Information
Stockholders' equity                      $   8,860.1 $   9,109.8 $   9,471.9 $   9,800.5 $   9,800.5
Allowance for losses                          2,267.3     2,139.4     2,170.9     2,174.4     2,174.4
    % of net receivables                         3.32 %      3.14 %      3.20 %      3.16 %      3.16 %
    Multiple to net losses  (2)                  1.65 x      1.63 x      1.63 x      1.50 x      1.50 x


(1) Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.
(2) The multiple to net losses is calculated as a ratio of the allowance for losses to related annualized or trailing net credit losses on receivables owned at the end of the period.

THE ASSOCIATES
Pro Forma Managed Basis Income Statement and Key Data

                                                                     1998
                                                         Three Months Ended or at              Full
($ millions)                                       3/31       6/30       9/30      12/31       Year
                                               ----------  ---------  ---------  ---------  ---------
Revenue
     Finance charges                          $   2,123.0 $  2,257.7 $  2,330.8 $  2,503.5 $  9,215.0
     Insurance premiums                             112.4      104.1      110.0      145.0      471.5
     Investment and other income                     52.9       70.4       83.6      136.1      343.0
                                               ----------  ---------  ---------  ---------  ---------
                                                  2,288.3    2,432.2    2,524.4    2,784.6   10,029.5
Expenses
     Interest expense                               806.6      855.4      882.6      925.6    3,470.2
     Operating expenses                             620.0      671.4      705.2      801.4    2,798.0
     Provision for losses                           372.9      410.0      397.9      481.9    1,662.7
     Insurance benefits paid or provided             42.8       30.5       34.2       50.6      158.1
                                               ----------  ---------  ---------  ---------  ---------
                                                  1,842.3    1,967.3    2,019.9    2,259.5    8,089.0
                                               ----------  ---------  ---------  ---------  ---------
Earnings before provision for income taxes          446.0      464.9      504.5      525.1    1,940.5
Provision for income taxes                          165.0      172.0      186.9      193.1      717.0
                                               ----------  ---------  ---------  ---------  ---------
Net earnings                                  $     281.0 $    292.9 $    317.6 $    332.0 $  1,223.5
                                               ==========  =========  =========  =========  =========
Net earnings per diluted share (whole $)(1)   $      0.40 $     0.42 $     0.46 $     0.47 $     1.75
Equivalent shares for diluted EPS
 calculation (000s)(1)                            697,529    697,180    696,453    708,240    699,871

Key Data ($ millions)
Net interest margin   (% avg. mgd. recs.)            8.83 %     8.92 %     8.90 %     9.06 %     8.91 %
Efficiency ratio  (managed)                          43.1       43.4       43.9       44.3       43.7
Net credit losses (as a % of avg. mgd. recs.)        2.31       2.37       2.38       2.65       2.43
Delinquency ratio (% of mgd. gross recs.)            2.18       2.29       2.39       2.57       2.57

Managed Receivables
     End of period                            $  61,048.8 $ 64,311.8 $ 66,153.4 $ 71,364.3 $ 71,364.3
     Average                                     59,614.0   62,890.0   65,108.9   69,687.6   64,505.8
Managed Assets
     End of period                               63,564.0   68,132.1   70,649.8   80,878.3   80,878.3
     Average                                     61,801.4   66,245.3   69,149.0   77,613.4   68,836.8


   (1) Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

                                                                   1999
                                                           Three Months Ended or at            Full
($ millions)                                       3/31       6/30       9/30      12/31       Year
                                               ----------  ---------  ---------  ---------  ---------
Revenue
     Finance charges                          $   2,747.7 $  2,802.8 $  2,897.3 $  3,035.2 $ 11,483.0
     Insurance premiums                             256.3      260.5      268.7      270.2    1,055.7
     Investment and other income                    181.5      184.0      144.2      202.6      712.3
                                               ----------  ---------  ---------  ---------  ---------
                                                  3,185.5    3,247.3    3,310.2    3,508.0   13,251.0
Expenses
     Interest expense                             1,031.6    1,036.1    1,074.8    1,116.1    4,258.6
     Operating expenses                             979.6      971.5      948.9      994.4    3,894.4
     Provision for losses                           531.7      551.5      556.6      634.3    2,274.1
     Insurance benefits paid or provided            103.7      115.2      111.3      116.8      447.0
                                               ----------  ---------  ---------  ---------  ---------
                                                  2,646.6    2,674.3    2,691.6    2,861.6   10,874.1
                                               ----------  ---------  ---------  ---------  ---------
Earnings before provision for income taxes          538.9      573.0      618.6      646.4    2,376.9
Provision for income taxes                          202.1      214.9      231.8      237.7      886.5
                                               ----------  ---------  ---------  ---------  ---------
Net earnings                                  $     336.8 $    358.1 $    386.8 $    408.7 $  1,490.4
                                               ==========  =========  =========  =========  =========
Net earnings per diluted share (whole $)(1)   $      0.46 $     0.49 $     0.53 $     0.56 $     2.04
Equivalent shares for diluted EPS
 calculation (000s)(2)                            732,137    732,738    731,586    729,711    731,537

Key Data ($ millions)
Net interest margin   (% avg. mgd. recs.)            9.02 %     9.14 %     9.13 %     9.26 %     9.13 %
Efficiency ratio  (managed)                          47.8       46.4       44.7       43.7       45.6
Net credit losses (as a % of avg. mgd. recs.)        2.72       2.78       2.73       2.97       2.80
Delinquency ratio (% of mgd. gross recs.)            2.70       2.68       2.81       2.77       2.77


Managed Receivables
     End of period                            $  76,612.5 $ 78,530.0 $ 81,706.5 $ 84,414.7 $ 84,414.7
     Average                                     76,113.2   77,355.4   79,868.2   82,862.9   79,088.6
Managed Assets
     End of period                               86,805.4   91,331.3   92,342.4   95,088.0   95,088.0
     Average                                     86,475.0   88,301.5   90,393.6   93,055.7   89,575.4

(1) Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

THE ASSOCIATES
Managed Receivables ($ millions)

                                                          1998
                                                  Three Months Ended or at            Full
Outstanding at End of Period (1)          3/31       6/30       9/30      12/31       Year
                                        --------   --------   --------   --------   --------
     Home equity                     $  19,976.3 $ 21,050.8 $ 21,924.5 $ 22,622.3 $ 22,622.3
     Personal loans / retail
      sales finance                      9,224.5   10,365.2   10,499.4   11,459.2   11,459.2
     Truck and truck trailer            10,043.5   10,312.3   10,470.5   10,783.6   10,783.6
     Credit card                         7,890.3    7,887.8    7,969.7   10,296.8   10,296.8
     Equipment                           5,632.7    5,790.9    5,813.8    6,114.0    6,114.0
     Manufactured housing                3,972.4    4,423.9    4,822.0    5,193.5    5,193.5
     Fleet leasing                       1,577.0    1,602.8    1,584.0    1,589.7    1,589.7
     Recreational vehicles               1,790.0    1,881.8    1,988.6    2,036.9    2,036.9
     Warehouse and other                   942.1      996.3    1,080.9    1,268.3    1,268.3
                                        --------   --------   --------   --------   --------
        Total                        $  61,048.8 $ 64,311.8 $ 66,153.4 $ 71,364.3 $ 71,364.3

        Total on-going operations (2)$  55,286.4 $ 58,006.1 $ 59,342.8 $ 64,133.9 $ 64,133.9
                                        ========   ========   ========   ========   ========


                                                                                      Full
Average Outstanding (1)                   3/31       6/30       9/30      12/31       Year
                                        --------   --------   --------   --------   --------
     Home equity                     $  19,412.3 $ 20,480.9 $ 21,442.0 $ 22,397.3 $ 20,921.4
     Personal loans / retail
      sales finance                      8,883.9   10,067.5   10,373.3   11,172.0   10,214.3
     Truck and truck trailer             9,843.2   10,160.3   10,386.1   10,617.8   10,246.4
     Credit card                         8,083.4    7,882.9    7,931.2    9,832.7    8,551.7
     Equipment                           5,504.9    5,701.8    5,787.9    5,895.8    5,717.2
     Manufactured housing                3,736.2    4,197.9    4,632.2    5,016.4    4,393.3
     Fleet leasing                       1,560.6    1,593.4    1,597.0    1,588.8    1,584.3
     Recreational vehicles               1,729.7    1,841.7    1,933.5    2,020.5    1,880.1
     Warehouse and other                   859.8      963.6    1,025.7    1,146.3      997.1
                                        --------   --------   --------   --------   --------
       Total                         $  59,614.0 $ 62,890.0 $ 65,108.9 $ 69,687.6 $ 64,505.8

       Total on-going operations (2) $  54,148.1 $ 56,850.4 $ 58,543.2 $ 62,650.7 $ 58,232.4
                                        ========   ========   ========   ========   ========

(1)  Includes servicing portfolio and receivables held for securitization.

(2)  Excludes manufactured housing and recreational vehicles

                                                         1999
                                                 Three Months Ended or at             Full
Outstanding at End of Period (1)          3/31       6/30       9/30      12/31       Year
                                        --------   --------   --------   --------   --------
     Home equity                     $  24,765.9 $ 25,109.3 $ 26,457.9 $ 27,480.3 $ 27,480.3
     Personal loans / retail
      sales finance                     15,264.1   14,843.5   15,498.6   16,012.4   16,012.4
     Truck and truck trailer            11,397.3   12,252.6   12,870.9   13,130.3   13,130.3
     Credit card                        10,519.7   10,667.8   11,112.0   11,733.6   11,733.6
     Equipment                           6,180.6    6,723.1    6,863.6    6,977.3    6,977.3
     Manufactured housing                5,424.7    5,602.3    5,500.4    5,494.8    5,494.8
     Fleet leasing                       1,580.2    2,012.0    2,050.9    2,070.1    2,070.1
     Recreational vehicles                   -          -          -          -          -
     Warehouse and other                 1,480.0    1,319.4    1,352.2    1,515.9    1,515.9
                                        --------   --------   --------   --------   --------
       Total                         $  76,612.5 $ 78,530.0 $ 81,706.5 $ 84,414.7 $ 84,414.7

       Total on-going operations (2) $  71,187.8 $ 72,927.7 $ 76,206.1 $ 78,919.9 $ 78,919.9
                                        ========   ========   ========   ========   ========


                                                                                      Full
Average Outstanding (1)                   3/31       6/30       9/30      12/31       Year
                                        --------   --------   --------   --------   --------
     Home equity                     $  24,578.5 $ 24,964.2 $ 25,681.8 $ 26,990.7 $ 25,579.0
     Personal loans / retail
      sales finance                     15,616.1   15,036.5   15,102.5   15,649.3   15,385.5
     Truck and truck trailer            11,109.4   11,818.1   12,519.8   13,026.9   12,105.9
     Credit card                        10,456.9   10,612.0   10,882.5   11,336.2   10,834.7
     Equipment                           6,120.1    6,409.5    6,751.5    6,870.2    6,526.0
     Manufactured housing                5,311.1    5,520.7    5,560.9    5,506.1    5,466.8
     Fleet leasing                       1,586.8    1,595.2    2,011.5    2,057.9    1,812.6
     Recreational vehicles                   -          -        -            -          -
     Warehouse and other                 1,334.3    1,399.2    1,357.7    1,425.6    1,378.1
                                        --------   --------   --------   --------   --------
       Total                         $  76,113.2 $ 77,355.4 $ 79,868.2 $ 82,862.9 $ 79,088.6

       Total on-going operations (2) $  70,802.1 $ 71,834.7 $ 74,307.3 $ 77,356.8 $ 73,621.8
                                        ========   ========   ========   ========   ========

(1)  Includes servicing portfolio and receivables held for securitization.

(2)  Excludes manufactured housing and recreational vehicles

THE ASSOCIATES
Credit Quality

                                                                     1998
60+Days Contractual                                            Three Months Ended or at            Full
Delinquency (as a % of Mgd. Gross Receivables)         3/31       6/30       9/30      12/31       Year
                                                       ----       ----       ----      -----       ----
     Home equity                                       2.23 %     2.40 %     2.63 %     2.74 %     2.74 %
     Personal loans / retail sales finance             3.53       3.62       3.90       3.74       3.74
     Truck and truck trailer                           1.34       1.44       1.34       1.22       1.22
     Credit card                                       3.96       4.09       4.29       4.73       4.73
     Equipment                                         1.12       0.97       0.91       0.84       0.84
     Manufactured housing                              1.26       1.36       1.34       2.31       2.31
     Fleet leasing                                     0.43       0.74       0.53       1.09       1.09
     Recreational vehicles                             0.05       0.07       0.06       0.07       0.07
              Total  (managed)                         2.18 %     2.29 %     2.39 %     2.57 %     2.57 %

              Total on-going operations (2)            2.31 %     2.43 %     2.55 %     2.67 %     2.67 %

Net Credit Losses (as a % of Avg. Mgd. Receivables)


     Home equity                                       1.03 %     1.07 %     1.11 %     1.19 %     1.10 %
     Personal loans / retail sales finance             5.71       5.65       5.43       6.05       5.67
     Truck and truck trailer                           0.52       0.45       0.37       0.59       0.48
     Credit card                                       7.15       7.63       7.62       7.52       7.38
     Equipment                                         0.11       0.25       0.33       0.12       0.20
     Manufactured housing                              0.94       0.84       1.39       1.56       1.21
     Fleet leasing                                     0.08       0.08       0.05       0.05       0.07
     Recreational vehicles                             0.27       0.28       0.19       0.21       0.24
              Total (managed)                          2.31 %     2.37 %     2.38 %     2.65 %     2.43 %

              Total on-going operations (2)            2.47 %     2.55 %     2.53 %     2.81 %     2.59 %


Loss Coverage (on-balance sheet)
     Allowance for losses                       $   2,014.9 $  1,848.7 $  1,865.0 $  1,978.7    1,978.7
         % of net finance receivables                  3.50 %     3.32 %     3.24 %     3.25 %     3.25 %
         Multiple to net losses  (1)                   1.56 x     1.51 x     1.70 x     1.74 x     1.74 x



(1) The multiple to net losses is calculated as a ratio of the allowance for losses to related annualized or trailing net credit losses on receivables owned at the end of the period.

(2) Excludes manufactured housing and recreational vehicles



                                                                     1999
60+Days Contractual                                          Three Months Ended or at              Full
Delinquency (as a % of Mgd. Gross Receivables)         3/31       6/30       9/30      12/31       Year
                                                       ----       ----       ----      -----       ----
     Home equity                                       2.98 %     3.05 %     3.10 %     3.29 %     3.29 %
     Personal loans / retail sales finance             3.49       3.80       3.91       3.84       3.84
     Truck and truck trailer                           1.39       1.43       1.50       1.48       1.48
     Credit card                                       4.49       4.13       4.45       4.17       4.17
     Equipment                                         1.15       0.90       1.24       0.89       0.89
     Manufactured housing                              1.88       1.65       1.77       1.66       1.66
     Fleet leasing                                     1.13       1.06       0.75       0.39       0.39
     Recreational vehicles                             -           -         -           -          -
              Total  (managed)                         2.70 %     2.68 %     2.81 %     2.77 %     2.77 %

              Total on-going operations (2)            2.76 %     2.76 %     2.88 %     2.85 %     2.85 %

Net Credit Losses (as a % of Avg. Mgd. Receivables)


     Home equity                                       1.04 %     1.28 %     1.44 %     1.49 %     1.32 %
     Personal loans / retail sales finance             5.57       5.32       5.35       6.06       5.57
     Truck and truck trailer                           0.50       0.70       0.64       0.81       0.67
     Credit card                                       7.31       7.55       6.83       6.66       7.07
     Equipment                                         0.25       0.56       0.37       0.75       0.49
     Manufactured housing                              1.96       2.07       2.80       3.45       2.58
     Fleet leasing                                     0.03       0.03       0.03       0.06       0.04
     Recreational vehicles                              -          -          -          -          -
              Total (managed)                          2.72 %     2.78 %     2.73 %     2.97 %     2.80 %

              Total on-going operations (2)            2.78 %     2.84 %     2.73 %     2.93 %     2.82 %


Loss Coverage (on-balance sheet)
     Allowance for losses                           2,267.3 $  2,139.4 $  2,170.9 $  2,174.4 $  2,174.4
         % of net finance receivables                  3.32 %     3.14 %     3.20 %     3.16 %     3.16 %
         Multiple to net losses  (1)                   1.65 x     1.63 x     1.63 x     1.50 x     1.50 x



(1) The multiple to net losses is calculated as a ratio of the allowance for losses to related annualized or trailing net credit losses on receivables owned at the end of the period.

(2)  Excludes manufactured housing and recreational vehicles.

THE ASSOCIATES
QUARTERLY FINANCIAL SUPPLEMENT

Income Statement and Balance Sheet Items
                                                                         1998
                                                                 Three Months Ended or at             Full
Income Statement ($ millions)                             3/31       6/30       9/30      12/31       Year
                                                       --------   --------   --------   --------   --------
Revenue
     Finance charges                                $   2,045.0 $  1,881.8 $  1,930.6 $  2,053.0 $  7,910.4
     Servicing related income                              20.8      238.8      180.5      211.8      651.9
     Insurance premiums                                   112.4      104.1      110.0      145.0      471.5
     Investment and other income                           52.9       70.4       83.6      136.1      343.0
                                                       --------   --------   --------   --------   --------
                                                        2,231.1    2,295.1    2,304.7    2,545.9    9,376.8
Expenses
     Interest expense                                     757.3      785.5      807.3      846.6    3,196.7
     Operating expenses                                   620.0      671.4      705.2      801.4    2,798.0
     Provision for losses                                 365.0      342.8      253.5      322.2    1,283.5
     Insurance benefits paid or provided                   42.8       30.5       34.2       50.6      158.1
                                                       --------   --------   --------   --------   --------
                                                        1,785.1    1,830.2    1,800.2    2,020.8    7,436.3
                                                       --------   --------   --------   --------   --------
Earnings before taxes                                     446.0      464.9      504.5      525.1    1,940.5
Provision for income taxes                                165.0      172.0      186.9      193.1      717.0
                                                       --------   --------   --------   --------   --------
Net earnings                                        $     281.0 $    292.9 $    317.6 $    332.0 $  1,223.5
                                                       ========   ========   ========   ========   ========
Net earnings per diluted share (whole $)(1)         $      0.40 $     0.42 $     0.46 $     0.47 $     1.75
Equivalent shares for diluted EPS
 calculation (000's) (1)                                697,529    697,180    696,453    708,240    699,871

Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                                  $  19,755.0 $ 20,850.3 $ 21,745.3 $ 22,458.2 $ 22,458.2
       Personal loans / retail
        sales finance                                   9,224.5   10,365.2   10,499.4   11,459.2   11,459.2
       Truck and truck trailer                         10,043.5   10,312.3   10,470.5   10,783.6   10,783.6
       Credit card                                      7,787.7    2,632.5    2,749.7    3,138.1    3,138.1
       Equipment                                        5,632.7    5,790.9    5,813.8    6,114.0    6,114.0
       Manufactured housing                             2,185.0    2,714.8    3,194.9    3,648.2    3,648.2
       Fleet leasing                                    1,577.0    1,602.8    1,584.0    1,589.7    1,589.7
       Recreational vehicles                              483.8      430.7      411.9      479.7      479.7
       Warehouse and other                                942.1      996.3    1,080.9    1,268.3    1,268.3
                                                       --------   --------   --------   --------   --------
          Total                                     $  57,631.3 $ 55,695.8 $ 57,550.4 $ 60,939.0 $ 60,939.0
                                                       ========   ========   ========   ========   ========
    Average                                         $  56,307.3 $ 54,177.1 $ 56,502.2 $ 60,191.3 $ 57,253.1
Total Assets
     End of period                                  $  60,568.0 $ 63,410.1 $ 66,105.3 $ 75,175.4 $ 75,175.4
     Average                                           58,835.4   60,531.3   64,515.5   72,490.2   64,529.6
Debt                                                   51,994.8   54,605.3   56,844.2   63,306.5   63,306.5
Stockholders' Equity
     End of period                                  $   6,503.4 $  6,680.0 $  6,967.1 $  8,526.5 $  8,526.5
     Per share (whole $)  (1)                              9.38       9.65      10.06      11.72      11.72
     Average                                            6,381.6    6,576.9    6,802.9    7,525.2    6,821.5


   (1) Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

                                                                          1999
                                                                Three Months Ended or at               Full
Income Statement ($ millions)                              3/31       6/30       9/30      12/31       Year
                                                       --------   --------   --------   --------   --------
Revenue
     Finance charges                                $   2,283.9 $  2,262.1 $  2,241.6 $  2,318.8 $  9,106.4
     Servicing related income                             223.3      282.8      386.1      364.6    1,256.8
     Insurance premiums                                   256.3      260.5      268.7      270.2    1,055.7
     Investment and other income                          181.5      184.0      144.2      202.6      712.3
                                                       --------   --------   --------   --------   --------
                                                        2,945.0    2,989.4    3,040.6    3,156.2   12,131.2
Expenses
     Interest expense                                     960.0      965.3      992.5      988.7    3,906.5
     Operating expenses                                   979.6      971.5      948.9      994.4    3,894.4
     Provision for losses                                 362.8      364.4      369.3      409.9    1,506.4
     Insurance benefits paid or provided                  103.7      115.2      111.3      116.8      447.0
                                                       --------   --------   --------   --------   --------
                                                        2,406.1    2,416.4    2,422.0    2,509.8    9,754.3
                                                       --------   --------   --------   --------   --------
Earnings before taxes                                     538.9      573.0      618.6      646.4    2,376.9
Provision for income taxes                                202.1      214.9      231.8      237.7      886.5
                                                       --------   --------   --------   --------   --------
Net earnings                                        $     336.8 $    358.1 $    386.8 $    408.7 $  1,490.4
                                                       ========   ========   ========   ========   ========
Net earnings per diluted share (whole $)(1)         $      0.46 $     0.49 $     0.53 $     0.56 $     2.04
Equivalent shares for diluted EPS
 calculation (000's) (1)                                732,137    732,738    731,586    729,711    731,537

Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                                  $  24,614.2 $ 24,972.0 $ 26,334.0 $ 25,015.0 $ 25,015.0
       Personal loans / retail sales finance           15,264.1   14,843.5   15,498.6   16,012.4   16,012.4
       Truck and truck trailer                         11,397.3   12,252.6   12,870.9   13,130.3   13,130.3
       Credit card                                      3,728.0    1,803.4    2,263.2    2,247.1    2,247.1
       Equipment                                        6,180.6    6,723.1    6,863.6    6,977.3    6,977.3
       Manufactured housing                             3,955.4    4,201.0      683.7    1,849.0    1,849.0
       Fleet leasing                                    1,580.2    2,012.0    2,050.9    2,070.1    2,070.1
       Recreational vehicles                                  -          -          -          -          -
       Warehouse and other                              1,480.0    1,319.4    1,352.2    1,515.9    1,515.9
                                                       --------   --------   --------   --------   --------
          Total                                     $  68,199.8 $ 68,127.0 $ 67,917.1 $ 68,817.1 $ 68,817.1
                                                       ========   ========   ========   ========   ========
    Average                                         $  67,475.6 $ 67,039.1 $ 66,133.2 $ 69,131.3 $ 67,328.9

Total Assets
     End of period                                  $  81,935.9 $ 85,894.1 $ 84,958.8 $ 82,956.8 $ 82,956.8
     Average                                           81,560.4   83,473.6   84,658.8   84,515.9   83,496.4
Debt                                                   69,137.5   72,471.2   70,434.7   68,657.4   68,657.4
Stockholders' Equity
     End of period                                  $   8,860.1 $  9,109.8 $  9,471.9 $  9,800.5 $  9,800.5
     Per share (whole $)  (1)                             12.17      12.51      13.01      13.46      13.46
     Average                                            8,705.3    9,003.4    9,280.3    9,632.7    9,157.3

(1) Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.



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